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                                                                   Exhibit 2.2

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Escrow Agreement") is dated as of the 27th day of June, 1997 among KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle") , BIO-MEDICAL RESEARCH HOLDINGS B.V., UTRECHTSE PARTICIPATIEMAATSCHAPPIJ B.V., P.J. MORRISON, T.S. SCHWARZ, I.M. HOEPELMAN, Ph. K. PETERSON, J. REMINGTON, M. ROZENBERG-ARSKA and L.G.W. STERKMAN (collectively, "Sellers"), and KEATING, MUETHING & KLEKAMP, P.L.L. as the escrow agent hereunder ("Escrow Agent").

                                   BACKGROUND
                                   ----------

         A. Kendle and the Sellers are parties to the Stock Purchase Agreement dated as of June 27, 1997 (the "Purchase Agreement"). Pursuant to the terms of, and on the conditions set forth in, the Purchase Agreement, Kendle or a wholly owned subsidiary thereof shall acquire all of the issued and paid up capital stock of U-Gene Research B.V., a Netherlands corporation ("U-Gene").

         B. The parties desire to enter into this Escrow Agreement to provide for an escrow of an Eight Percent (8%) Promissory Note in the principal amount of NLG 3,000,000 (the "Escrow Note"; the Escrow Note is sometimes referred as the "Deposit") to be released, subject to the terms of this Escrow Agreement, to the Sellers on January 1, 1999 and to serve, in the interim, as security for the Sellers' indemnification obligations under the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the parties hereto agree as follows:

         1. DESIGNATION AND DELIVERY. Kendle and the Sellers hereby designate Keating, Muething & Klekamp, P.L.L. as "Escrow Agent" under this Escrow Agreement. Kendle and the Sellers hereby deliver to the Escrow Agent a copy of the Purchase Agreement, which agreement is attached hereto as Exhibit "A." Kendle, in accordance with the Purchase Agreement, hereby delivers to the Escrow Agent the Deposit.

         2. ESCROW AGENT AS CUSTODIAN; EXPENSES. The Escrow Agent shall, for all purposes of this Escrow Agreement, be treated as and considered legally a custodian. The Escrow Agent shall be entitled to rely conclusively upon the written notice provided in Section 4 and may assume the genuineness of all signatures and documents and the authority of all signatories. The Escrow Agent shall have no liability except for gross negligence or willful misconduct in the performance of its duties under this Escrow Agreement and shall not have any liability for any action taken (or any failure to act) in good faith. Kendle shall assume and pay all costs and expenses of the Escrow Agent incurred in its capacity as the Escrow Agent under this Escrow Agreement.



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         3.       RESIGNATION; DISAGREEMENTS.

                  (a) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent designated by the other parties hereto in writing, or to any court of competent jurisdiction as provided below. The resignation of Escrow Agent will take effect on the earlier of: (a) the appointment of a successor (including a court of competent jurisdiction); or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                  (b) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received: (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund; or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

         4.       TERMINATION AND DISTRIBUTION OF THE ESCROW NOTE.

                  (a) This Escrow Agreement with respect to the Escrow Note shall terminate upon the earlier of (i) January 1, 1999, or (ii) the date upon which the Escrow Agent shall have distributed the proceeds of the Escrow Note as provided herein;

                  (b) If, on or prior to January 1, 1999, Kendle shall not have delivered to the Escrow Agent and the Sellers a notice of claim with respect to the Escrow Note based on breaches by the Sellers of warranties and representations contained in the Purchase Agreement ("Notice of Claim-Representations"), the proceeds of the Escrow Note shall be promptly released to the Sellers by the Escrow Agent;

                  (c) If, on or prior to January 1, 1999, Kendle shall have delivered a Notice of Claim-Representations to the Escrow Agent and the Sellers, and the Sellers shall not have disputed the Notice of Claim-Representations within fifteen (15) business days after its receipt of the Notice of Claim-Representations, the Regular Escrow Note (or such lesser amount as may be specified in Kendle's Notice of Claim-Representations) shall promptly be


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         released to Kendle by the Escrow Agent (with any residue proceeds being released to the Sellers);

                  (d) If, on or prior to January 1, 1999, Kendle shall have delivered a Notice of Claim-Representations to the Escrow Agent and the Sellers which is timely disputed by the Sellers, the Escrow Agent shall hold the Escrow Note until the dispute is resolved by a court of competent jurisdiction and shall distribute the proceeds of the Regular Escrow Note either pursuant to joint written instructions from Kendle and the Sellers or pursuant to court order or provided in Article 10 of the Purchase Agreement.

                  (e) Kendle's Notice of Claim-Representations shall include the amount claimed and the basis for such claim.

         5. DUTIES OF ESCROW AGENT. The duties of Keating, Muething & Klekamp, P.L.L. under this Escrow Agreement shall be entirely administrative and the Escrow Agent shall not be liable to any third party as a result of any action or omission taken or made by it, except for gross negligence or willful misconduct in performing its duties. In the event of disagreement or dispute between Kendle and the Sellers with respect to disposition of the Escrow Note, the Escrow Agent shall promptly initiate an appropriate legal proceeding to obtain a judicial determination of the respective parties' rights to the Escrow Note. No rights are intended to be granted to any third party hereunder. Kendle and the Sellers shall severally, and not jointly, (each being responsible for 50% of the indemnity amount) indemnify, defend and hold harmless the Escrow Agent and reimburse the Escrow Agent from and for any and all liability, costs and expenses the Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or recision of this Escrow Agreement, unless in writing received by it and signed by Kendle and/or the Sellers.

                  In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in good faith in accordance with such advice. Kendle and the Sellers, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow unless such liability, loss, claim or damage is the result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement.

                  Escrow Agent is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out of, the foregoing instruction, other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.


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         6. NOTICES. All notices, consents or other communications required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given:

                  (a) when delivered personally,

                  (b) one (1) business day after being sent by an overnight delivery service, postage or delivery charges prepaid, or

                  (c) on the date on which a telegram or facsimile is transmitted to the parties at their respective addresses stated in the Purchase Agreement.

Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 6, except that any such change of address notice shall not be effective unless and until received.

         7. AMENDMENT. No amendment or modification of this Escrow Agreement shall be effective unless in writing and signed by the parties. This Escrow Agreement may not be terminated except in a written document signed by the parties.

         8. PARTIES IN INTEREST. This Escrow Agreement shall bind, benefit, and be enforceable by and against each party hereto and their successors, assigns, heirs and personal representatives. No party shall in any manner assign any of its rights or obligations under this Escrow Agreement without the express prior written consent of the other parties.

         9. NO WAIVERS. No waiver with respect to this Escrow Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

         10. SEVERABILITY. If any provision of this Escrow Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         11. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one original counterpart hereof.

         12. CONTROLLING LAW. This Escrow Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Ohio applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.


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         13. DEFINITIONS. To the extent not specifically defined herein, all terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Escrow Agreement on the date first written above.

                                KENDLE INTERNATIONAL INC.


                                By:/s/ Kendle International Inc.
                                   -------------------------------------------
                                         Name:
                                         Title:


                                BIO-MEDICAL RESEARCH HOLDINGS B.V.


                                By:/s/ Bio-Medical Research Holdings B.V.
                                   -------------------------------------------
                                         Name:
                                         Title:


                                UTRECHTSE PARTICIPATIEMAATSCHAPPIJ
                                   B.V.


                                By:/s/ Utrechtse Participatiemaatschappij B.V.
                                   -------------------------------------------
                                         Name:
                                         Title:



                                /s/ P.J. Morrison
                                ----------------------------------------------
                                P.J. MORRISON



                                /s/ T.S. Schwarz
                                ----------------------------------------------
                                T.S. SCHWARZ





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                                /s/ I.M. Hoepelman
                                ----------------------------------------------
                                I.M. HOEPELMAN



                                /s/ Ph.K. Peterson
                                ----------------------------------------------
                                Ph.K. PETERSON



                                /s/ J. Remington
                                ----------------------------------------------
                                J. REMINGTON



                                /s/ M. Rozenberg-Arska
                                ----------------------------------------------
                                M. ROZENBERG-ARSKA



                                /s/ L.G.W. Sterkman
                                ----------------------------------------------
                                L.G.W. STERKMAN










Received and accepted:

KEATING, MUETHING & KLEKAMP, P.L.L.
Escrow Agent

By:
   --------------------------------
      Name:
      Title: